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                                                                    EXHIBIT 99.2


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                   -----------------------------------------

          This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of November 30, 1996, is by and among TRANSITIONAL HOSPITALS CORPORATION, a Nevada corporation formerly known as COMMUNITY PSYCHIATRIC CENTERS ("THC"), COMMUNITY PSYCHIATRIC CENTERS OF PUERTO RICO, INC., a Nevada corporation (the "Hospital Company"), CPC-PHP, INC., a Nevada corporation (the "Partially Owned Company"), and BEHAVIORAL HEALTHCARE CORPORATION, a Delaware corporation (the "Parent"), with respect to the following facts:

             a. The parties hereto entered into that certain Agreement and Plan of Merger, dated as of October 22, 1996 (the "Merger Agreement"), pursuant to which the Companies (as that term is defined in the Merger Agreement) are to be merged into two newly formed Tennessee corporations wholly-owned by the Parent. Capitalized terms used herein within definition shall have the meanings set forth in the Merger Agreement.

             b. The parties hereto wish to modify the Hospital Company Merger Consideration and the Partially Owned Merger Consideration as provided below.

             c. The Partially Owned Company is in the process of negotiating the purchase of a 52% interest (the "Interest") in Integrated Health Care Systems Corp., a Puerto Rico corporation ("IHS"), for a purchase price (including the post-closing repayment of certain loans and obligations) of approximately $575,000. No assurance can be given as to whether the Interest will be purchased by the Partially Owned Company.

             d. The Partially Owned Merger Consideration (as set forth below) has been determined on the assumption that the Interest has been acquired by the Partially Owned Company on or prior to the Closing.

             e. In the event that the Interest has not been acquired by the Partially Owned Company on or prior to the Closing, the parties wish to make certain modifications in the Merger Agreement with respect thereto as hereinafter set forth.

             f. The parties wish to make certain additional modifications in the Merger Agreement as set forth below.

          NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements, the parties hereto hereby agree to amend the Merger Agreement as follows:

             1. Section 1.1 of the Merger Agreement is hereby revised to provide that the Hospital Company Merger Consideration shall consist of an aggregate of 3,248,405 shares of BHC Common

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Stock and an aggregate of 1,675 shares of Series B Preferred Stock (rather than
3,439,934 shares of Common Stock and 1,774 shares of Series B Preferred Stock).

             2. Section 1.2 of the Merger Agreement is hereby revised to provide that the Partially Owned Merger Consideration shall consist of an aggregate of 246,900 shares of BHC Common Stock and 1,675 shares of Series B Preferred Stock rather than 261,458 shares of BHC Common Stock and 1,774 shares of BHC Preferred Stock.

             3. In the event that the Interest has not been acquired by the Partially Owned Company on or prior to the Closing, then no shares of BHC Common Stock or BHC Preferred Stock shall be issued at the Closing in connection with the Partially Owned Merger.

             4. At such time as the Partially Owned Company acquires the Interest, the 246,900 shares of BHC Common Stock and 1,675 shares of BHC Preferred Stock comprising the Partially Owned Merger Consideration shall be issued to the shareholder of CPC-PHP, Inc., provided that THC has paid to the Partially Owned Company the purchase price for the Interest (and is obligated to make or fund the other payments to be made by the Partially Owned Company referred to in Exhibit A hereto).
               ---------

             5.   THC (as opposed to the Partially Owned Company) shall have the right to vary the terms of the purchase of the Interest from those set forth in Exhibit A, provided that THC is not obligated to pay more than $575,000
   ---------
pursuant to paragraph 4 above, and the Partially Owned Company shall take such actions as THC may reasonably request to effectuate the purchase of the Interest on terms satisfactory to THC, provided in each case that the Partially Owned Company is not responsible (after any indemnification or payments by THC) for significant liabilities or obligations in excess of those set forth in
Exhibit A.
---------

             6. In the event the Interest is not purchased by the Partially Owned Company on or before six months after the date hereof, and provided that after the Closing the Partially Owned Company complies with its obligations set forth in paragraph 5 above, THC will be obligated to pay the Parent $82,910.

             7. Section 5.5 of the Merger Agreement is hereby amended to read as follows: Purchaser shall treat the Hospital Company Merger as a tax-free reorganization within the meaning of Section 368 of the Code.

             8. The conditions to the obligations of the parties to consummate the transactions contemplated by the Merger Agreement have been satisfied other than the following: the

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Purchaser shall have received and been issued all licenses and approvals required under the provisions of state and federal law necessary for the Purchaser to own and operate and legally conduct all relevant operations of the Hospitals being conducted by the Companies on the Closing Date (except for the Controlled Substance Certificates relating to the pharmacies in the Hospitals). All conditions (other than the aforesaid licensing condition) no longer apply to the Merger Agreement.

             9. Concurrently herewith, the parties hereto are entering into the Management Agreement in the form attached hereto as Exhibit B (the "Puerto
                                                        ---------
Rico Management Agreement"). For purposes of Section 5.1 of the Merger Agreement, the Closing shall be deemed to have occurred with respect to employees working at the Hospitals (the "Employees") as of the commencement of the Puerto Rico Management Agreement, and the provisions of such Section shall be deemed to apply as of such time notwithstanding anything to the contrary contained in the Puerto Rico Management Agreement.

               10. Article XII of the Merger Agreement is hereby amended to read as follows:

                   "COMPETITION AND NEW PROJECTS.
                   -----------------------------

                    Section 12.1    Noncompetition.  Sellers recognize that (i)
                                    --------------
               Purchaser's entering into this Agreement is induced primarily because of the covenants and assurances made by Sellers hereunder, (ii) Sellers' covenant not to compete is necessary to insure the continuation of the Hospital Businesses subsequent to the Closing, and (iii) irreparable harm and damage will be done to Purchaser in the event that Sellers, or Sellers' affiliates, compete with Purchaser within the area or areas specified in this Section. Therefore, in consideration of the premises and as an inducement for Purchaser to enter into this Agreement and consummate the transactions contemplated herein, Sellers agree that, for a period of three (3) years from and after the Closing Date, Sellers, their affiliates (other than affiliates which become affiliates as a result of the acquisition of stock or assets of THC or one or more Sellers) (collectively, the "Regulated Persons") will not own, lease, manage or operate any psychiatric hospitals, beds or units in the United States within the 25-mile radiuses of the Hospitals or any facility operated by Purchaser on the Closing Date (the "Proscribed Area"). Notwithstanding the foregoing, the Regulated Persons may own, lease, manage and operate beds and/or units within the Proscribed
               Area: (a) in any non-psychiatric hospital acquired by the Regulated Persons,

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               provided that Purchaser has been offered a right of first refusal to manage the psychiatric services provided at such hospital on then reasonably customary terms (provided that THC shall not enter into any agreement to manage such psychiatric services on terms less favorable to THC than those last offered to Purchaser), and (b) at THC New Orleans. The parties agree that no portion of the Hospital Company Merger Consideration or the Partially Owned Company Merger Consideration shall be allocated the non-competition covenant contained in this Section 12.1

                    Section 12.2    New Projects.  In the event Sellers desire
                                    ------------
               to pursue an opportunity to provide new mental health services in Puerto Rico, Sellers shall first present such opportunity to the Board of Directors of the Parent. If the Board of Directors of the Parent determines not to pursue such opportunity, Sellers may pursue such opportunity unless the Board of Directors has reasonably concluded that the pursuit of such opportunity by Sellers would be detrimental to the business of any psychiatric hospital or facility owned, leased, managed or operated by Purchaser in Puerto Rico.

             11. In the event the Parent plans to dispose directly or indirectly of a significant amount of its Puerto Rico operations (whether through a sale or issuance of stock, sale of a subsidiary, merger, sale of assets or otherwise), then before such disposition is made THC shall have the right for a 30 day period to negotiate with the Parent with respect to a possible purchase by THC of such operations. In the event THC and the Parent are unable to agree upon the terms thereof, then the Parent shall have the right to dispose of such operations to a third party for a 360 day period on terms which are more favorable to the Parent than those last proposed by THC. In the event of any dispute as to whether the terms to be accepted directly or indirectly by the Parent are more favorable, the dispute shall be submitted to binding arbitration.

             12. Richard Conte shall have the right (subject to the review and oversight of the Parent's Board of Directors) to direct the Parent's business operations in Puerto Rico to the extent set forth in that certain Services Agreement between the Parent and Mr. Conte dated as of even date herewith.

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             13.  The parties hereto agree to negotiate in good faith an agreement, which shall be mutually satisfactory to both THC and the Parent, pursuant to which BHC San Juan Capestrano Hospital, Inc. will become the exclusive provider of hospital psychiatric services to subscribers of plans serviced by Caribbean Behavioral Health Systems, Inc.

             14. Except as modified as set forth above, the Merger Agreement shall remain in full force and effect.

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               IN WITNESS WHEREOF, the parties hereto have fully executed this
Amendment as of the day and year first above written.

                                             ENTITIES CONSTITUTING THE "SELLERS"
                                             TRANSITIONAL HOSPITALS CORPORATION
                                             COMMUNITY PSYCHIATRIC CENTERS OF
                                               PUERTO RICO, INC.
                                             CPC-PHP, INC.


                                             By /s/ Wendy Simpson
                                               _______________________________

                                             Title____________________________


                                             "PARENT"

                                             BEHAVIORAL HEALTHCARE CORPORATION


                                             By /s/ Michael Davis
                                               _______________________________

                                             Title   CFO
                                                  ____________________________

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